                                                                    EXHIBIT 23.1







                                   CONSENT OF
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
                                       FOR
                     LEASE EQUITY APPRECIATION FUND II, L.P.

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We have issued our report dated March 9, 2005, accompanying the financial statements of Lease Equity Appreciation Fund II, L.P. contained in the Cumulative Supplement No. 1 to Form S-1 (File No. 333-116595) and the Prospectus, as supplemented, included as part thereof. We consent to the use of the aforementioned report and to the use of our name as it appears under the caption "Experts."


/s/ GRANT THORNTON LLP

Cleveland, Ohio
December 27, 2005